UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2022 (May 3, 2022)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

1770 Hempstead Road Lancaster, PA	17605
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AFI	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2022, the Company entered into retention agreements with certain key employees, including the Company’s named executive officers, pursuant to the approval of the Board of Directors (the “Board”) of Armstrong Flooring, Inc. (the “Company”).

Pursuant to the respective retention agreements, retention payments equal to $432,250 for Mr. Vermette, $193,375, for Ms. Trojanowski, $155,084 for Mr. Parisi, $151,558 for Mr. Flaharty and $129,390 for Mr. Bassett, were paid on or around May 6, 2022. The retention amounts must be repaid by the named executive officer in accordance with the retention agreement if the executive resigns from employment for any reason or is terminated by the Company for cause prior to the vesting date of September 30, 2022. Prior to the vesting date, the repayment obligation will lapse upon the earliest to occur of (i) the termination of the executive’s employment by the Company without cause or due to the executive’s death or (ii) such earlier date as determined in the discretion of the Chief Executive Officer of the Company (or, in the case of the retention letter with Mr. Vermette, the Chairman of the Management Development and Compensation Committee).

The foregoing summary of the retention agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form agreement to be filed by the Company with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

Cautionary Information Regarding Trading in the Company’s Securities.

As previously announced, on May 8, 2022, the Company together with certain of its subsidiaries filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (collectively, the “Chapter 11 Filings”). The Company continues to face certain risks and uncertainties that have been affecting its business and operations, and these risks and uncertainties may affect the Company’s ability to enter into a sale transaction and could impact the outcome of the Chapter 11 Filings. Holders of the Company’s equity securities will likely be entitled to little or no recovery on their investment following the Chapter 11 Filings, and recoveries to other stakeholders cannot be determined at this time. The Company cautions that trading in the Company’s securities given the pendency of the Chapter 11 Filings is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities in the Chapter 11 Filings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: May 9, 2022

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